Filed Pursuant to Rule 424(b)(3)
Registration No. 333-191106

HINES GLOBAL REIT II, INC.
SUPPLEMENT NO. 4, DATED JANUARY 22, 2016
TO THE PROSPECTUS, DATED AUGUST 12, 2015

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Hines Global REIT II, Inc., dated August 12, 2015 (the “Prospectus”), as supplemented by Supplement No. 2, dated November 17, 2015 and Supplement No. 3, dated December 10, 2015. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purposes of this Supplement are as follows:

A. to provide an update on the status of our current public offering;

B. to update disclosure in the “Suitability Standards” section of the Prospectus; and

C. to update Appendix B-2 to the Prospectus.

A. Status of Our Current Public Offering

On September 26, 2014, we achieved our minimum offering requirements pursuant to the terms of the Offering in all states except for Pennsylvania and Washington, which have higher minimum offering requirements. We did not meet Washington’s minimum offering requirements until March 2015 and Pennsylvania’s minimum offering requirements until December 2015. As of January 15, 2016, we had received gross proceeds of approximately $105.2 million through the sale of 10.6 million Class A Shares and $8.7 million through the sale of 923,963 Class T Shares to the public in connection with the Offering, including $1.5 million and $15,253 of Class A Shares and Class T Shares, respectively, issued under our distribution reinvestment plan. As of January 15, 2016, approximately $1,887.6 million of our common shares remained available for sale pursuant to our current public offering in any combination of Class A Shares or Class T Shares, exclusive of approximately $498.5 million of shares available under our distribution reinvestment plan.

B. Update to the Suitability Standards Section

The Suitability Standards section that begins on page i of the Prospectus is hereby deleted in its entirety and replaced with the following:

SUITABILITY STANDARDS

The common shares we are offering are suitable only as a long-term investment for persons of adequate financial means. There currently is no public market for our common shares, and we currently do not intend to list our shares on a national securities exchange. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount. You should not buy these shares if you need to sell them immediately, will need to sell them quickly in the future or cannot bear the loss of your entire investment.

In consideration of these factors, we have established suitability standards for all persons who may purchase shares from us in this offering. Investors with investment discretion over assets of an employee benefit plan covered under ERISA should carefully review the information entitled “ERISA Considerations.” These suitability standards require that a purchaser of shares have either:

•	a minimum annual gross income of at least $70,000 and a minimum net worth (excluding the value of the purchaser’s home, home furnishings and automobiles) of at least $70,000; or

•	a minimum net worth (excluding the value of the purchaser’s home, home furnishings and automobiles) of at least $250,000.

Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

Missouri and Oregon—In addition to our suitability requirements, an investor must have a liquid net worth of at least 10 times such investor’s investment in our shares.

North Dakota and Pennsylvania—In addition to our suitability requirements, an investor must have a net worth of at least 10 times such investor’s investment in our shares.

Alabama—In addition to our suitability requirements, an Alabama investor must have a liquid net worth of at least 10 times such Alabama resident’s investment in us and our affiliated programs.

California—In addition to our suitability requirements, an investor must have a net worth of at least 10 times such investor’s investment in Hines Global REIT II, Inc.  An investment by a California investor that is an accredited investor within the meaning of the Federal securities laws (17 C.F.R. §230.501) is not subject to the foregoing limitation.

Iowa—An Iowa investor must have either (i) a minimum net worth of $100,000 (excluding the value of an investor’s home, furnishings and automobiles) and an annual income of $85,000, or (ii) a minimum net worth of $350,000 (excluding the value of an investor’s home, furnishings and automobiles). In addition, an Iowa investor’s total investment in Hines Global REIT II, Inc., our affiliates and any other public, non-listed REIT may not exceed 10% of such investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of an investor’s net worth (total assets exclusive of home, furnishings and automobiles) that is comprised of cash, cash equivalents and readily marketable securities.  An investment by an Iowa investor that is an accredited investor within the meaning of the Federal securities laws (17 C.F.R. §230.501) is not subject to the foregoing limitation.

Kansas—In addition to our suitability requirements, it is recommended that each investor limit such investor’s total investment in us and in the securities of similar programs to not more than 10% of such investor’s liquid net worth. For this purpose, “liquid net worth” is that portion of net worth (total assets minus total liabilities) which consists of cash, cash equivalents and readily marketable securities, as determined in conformity with Generally Accepted Accounting Principles.

Kentucky—In addition to our suitability requirements, no Kentucky resident shall invest more than 10% of his or her liquid net worth (cash, cash equivalents and readily marketable securities) in our shares or in shares of our affiliates' non-publicly traded real estate investment trusts.

Massachusetts—In addition to our suitability requirements, an investor’s investment in us and in other illiquid direct participation programs may not exceed 10% of such investor’s liquid net worth.

Maine—In addition to our suitability requirements, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and other direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Nebraska—In addition to our suitability requirements, a Nebraska investor must limit his or her aggregate investment in us and in securities of other non-traded REIT programs to 10% of such investor’s net worth (exclusive of home, furnishings, and automobiles). An investment by a Nebraska investor that is an accredited investor within the meaning of the Federal Securities laws (17 C.F.R. §230.501) is not subject to the foregoing limitations.

New Jersey—A New Jersey Investor must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, an investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

New Mexico—In addition to our suitability requirements, an investor’s investment in us, our affiliates and in any other public, non-listed real estate programs may not exceed ten percent (10%) of his, her or its liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Ohio—In addition, it shall be unsuitable for an Ohio investor’s aggregate investment in our shares, in shares of our affiliates, and in shares of other non-traded real estate investment programs to exceed ten percent (10%) of his, her, or its liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Tennessee—In addition to our suitability requirements, an investor’s investment in us and other public real estate programs sponsored by our affiliates may not exceed 10% of such investor’s net worth (exclusive of home, home furnishings and automobiles). An investment by a Tennessee investor that is an accredited investor within the meaning of the Federal securities laws (17 C.F.R. §230.501) is not subject to the foregoing limitation.

For purposes of determining suitability of an investor, net worth in all cases shall be calculated excluding the value of an investor’s home, furnishings and automobiles.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan, or pension or profit-sharing plan), these suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares if the donor or grantor is the fiduciary. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our common shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you desiring to become stockholders. Our sponsor and each person selling our shares must make every reasonable effort to determine that the purchase of common shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement or otherwise. Our sponsor or each person selling our shares is required to maintain records of the information used to determine that an investment in common shares is suitable and appropriate for each stockholder for a period of six years.

In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.

Subject to the restrictions imposed by state law, we will sell our common shares only to investors who initially invest at least $2,500. This initial minimum purchase requirement applies to all potential investors, including tax-exempt entities. A tax-exempt entity is generally any entity that is exempt from federal income taxation, including:

•
a pension, profit-sharing, retirement or other employee benefit plan that satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code of 1986, as amended, or the Code;

•	a pension, profit-sharing, retirement or other employee benefit plan that meets the requirements of Section 457 of the Code;

•	trusts that are otherwise exempt under Section 501(a) of the Code;

•	a voluntary employees’ beneficiary association under Section 501(c)(9) of the Code; or

•	an IRA that meets the requirements of Section 408 or Section 408A of the Code.

The term “plan” includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Code, but that may be subject to state law requirements, or other employee benefit plans.

In order to satisfy the initial minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs. You should note that an investment in our common shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code. Except in Maine, Minnesota, Nebraska and Washington (where any subsequent subscriptions by investors must be made in increments of at least $1,000), investors who have satisfied the initial minimum purchase requirement may make additional purchases through this or future offerings in increments of at least five shares, except for purchases made pursuant to our distribution reinvestment plan which may be in increments of less than five shares.

You must obtain our approval prior to any transfer of your shares if, as a result of such transfer, you or the transferee will own less than the initial minimum purchase requirement, unless you are transferring all of your shares, such transfer is made on behalf of a plan, or such transfer is made by gift, inheritance, intra-family transfer or family dissolution. In addition, no transfer or assignment may be made of a fractional share without our prior approval.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information inconsistent with that contained in this prospectus. We are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where such offers and sales are permitted.
FOR RESIDENTS OF PENNSYLVANIA ONLY
BECAUSE THE MINIMUM CLOSING AMOUNT IS LESS THAN $200,000,000 YOU ARE CAUTIONED TO CAREFULLY EVALUATE OUR ABILITY TO FULLY ACCOMPLISH STATED OBJECTIVES AND TO INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF COMPANY SUBSCRIPTIONS.

C. Update to Appendix B-2

Appendix B-2 is hereby updated and replaced with the form of multi-offering subscription agreement which is attached to this Supplement as Appendix B-2.

Appendix B-2

NOT FOR USE IN AL, AR, KY, MD, MA, NC, NE, NJ, OR, SC, TN

Hines Global REIT II | HMS Income Fund FOLLOW-ON OFFERING

MULTI-OFFERING SUBSCRIPTION AGREEMENT

1 YOUR INITIAL INVESTMENT

This subscription is in the amount(s) and for the shares of Hines Global REIT II, Inc. ("Hines Global REIT II") and/or HMS Income Fund, Inc. ("HMS Income Fund" and, collectively with Hines Global REIT II, the "Hines Funds") as indicated below. **Investors should not sign this Multi-Offering Subscription Agreement unless they have received the current final prospectuses, as amended and supplemented to date (each individually a "Prospectus" and, collectively, the "Prospectuses") for the offerings of BOTH Hines Funds.**

For Hines Global REIT II investors, make all checks* payable to: Hines Global REIT II, Inc.

Hines Global REIT II Investment Amount (The minimum investment is $2,500)	☐ Initial Purchase ☐ Subsequent Purchase
$	

For HMS Income Fund investors, make all checks* payable to: HMS Income Fund, Inc.

HMS Income Fund Investment Amount (The minimum investment is $2,500)	☐ Initial Purchase ☐ Subsequent Purchase
$	

** Cash, cashier's checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or travelers checks are not accepted.*

Share Class Selection *(required)*

☐ **Share Class A**

☐ **A. Rights of Accumulation** *(Not available across funds)*

Please link the tax identification numbers or account numbers listed below for rights of accumulation privileges, so that this and future purchases will receive any discount for which they are eligible.

Tax ID/SSN(s) or Account Number(s)

☐ **B. Net Commission Purchases**

Please check this box if you are eligible for a Net Commission Purchase. See Prospectus for details to determine if you qualify.

Designate purchase type: ☐ Fee Based Purchase ☐ Financial Advisor Purchase ☐ RIA Purchase

☐ **Share Class T** *(Only available to Hines Global REIT II investors)*

2 OWNERSHIP TYPE

Select only one account type. *When investing in both Hines Global REIT II and HMS Income Fund, the account type selected will apply to both funds. If you wish to select different account types for each fund, two separate subscription agreements will be required.*

Non-Custodial Account Type	***Third Party Custodial Account Type***
Brokerage Account Number ______________________	Custodian Account Number ______________________
☐ Individual or Joint Tenant with Rights of Survivorship ☐ TRANSFER ON DEATH *Optional designation. Not available for Louisiana residents investing in either Hines Fund. Not available to Puerto Rico residents investing in HMS Income Fund. See Section 3D.*	☐ IRA ☐ Roth IRA ☐ SEP IRA ☐ Simple IRA ☐ Other ______________________
☐ Tenants in Common ☐ Community Property ☐ Uniform Gift/Transfer to Minors *State of* ______________________	Custodian Information *(To be completed by Custodian)*
☐ Pension Plan *Include Certification of Investment Powers Form*	Custodian Name ______________________
☐ Trust *Include Certification of Investment Powers Form*	Custodian Tax ID # ______________________
☐ Corporation / Partnership / Other *Corporate Resolution or Partnership Agreement Required*	Custodian Phone # ______________________

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3 INVESTOR INFORMATION

A. Investor Name *(Investor/Trustee/Executor/Authorized Signatory Information)*
(Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address.)

First Name	(MI)	Last Name	Gender

Social Security Number	Date of Birth (MM/DD/YYYY)	Daytime Phone Number

Residential Street Address	City	State	Zip Code

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below ***(required)***
☐ Resident Alien ☐ Non-Resident Alien *(Attach a completed Form W8-BEN)*
____
Country of Citizenship

B. Co-Investor Name *(Co-Investor/Co-Trustee/Co-Authorized Signatory Information, if applicable)*

First Name	(MI)	Last Name	Gender

Social Security Number	Date of Birth (MM/DD/YYYY)	Daytime Phone Number

Residential Street Address	City	State	Zip Code

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below ***(required)***
☐ Resident Alien ☐ Non-Resident Alien *(Attach a completed Form W8-BEN)*
____
Country of Citizenship

C. Entity Name - Retirement Plan/Trust/Corporation/Partnership/Other
(Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A and 3B)

Entity Name	Tax ID Number	Date of Trust

Entity Type *(Select one. **Required**)*
☐ Retirement Plan ☐ Trust ☐ S-Corp ☐ C-Corp ☐ LLC ☐ Partnership
☐ Other ______________________________

Exemptions
(See Form W-9 instructions at www.irs.gov)
Exempt payee code *(if any)* ____________
Exemption from FATCA reporting code *(if any)* ____________

D. Transfer on Death Beneficiary Information *(Individual or Joint Account with Rights of Survivorship only) Not available for Louisiana residents in either Hines Fund. Not available to Puerto Rico residents investing in HMS Income Fund. Beneficiary Date of Birth required. Whole percentages only; must equal 100%. If an investment is made in Hines Global REIT II and HMS Income Fund, the Transfer on Death Beneficiary designation will be applied to both Hines Funds, subject to the state restrictions noted above.*

First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary_____%
First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary_____%
First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary_____%
First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary_____%

4 MAILING ADDRESS *(If different than residential street address provided in Section 3A)*

Address	City	State	Zip Code

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5 BROKER-DEALER/FINANCIAL ADVISOR INFORMATION *(Required Information. All fields must be completed)*

The financial advisor must sign below to complete the order. The financial advisor hereby warrants that he/she is duly licensed and may lawfully offer and sell securities, including shares offered by this Multi-Offering Subscription Agreement, in the state designated as the investor's legal residence.

Broker-Dealer	Financial Advisor Name	
Advisor Mailing Address		
City	State	Zip Code
Financial Advisor Number	Branch Number	Telephone Number
E-mail Address		Fax Number

Please note that unless previously agreed to in writing by Hines Global REIT II and/or HMS Income Fund, as applicable, all sales of securities by the Hines Funds must be made through a broker-dealer, including when an RIA has introduced the sale. In all cases, this Section 5 must be completed.

The undersigned confirm(s), which confirmation is made on behalf of the broker-dealer with respect to sales of securities made through a broker-dealer, that with respect to the investment in shares of one or both of the Hines Funds being made by the investor pursuant to this Multi-Offering Subscription Agreement, they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of such shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of such shares in the Hines Funds; (iv) have delivered or made available to the investor by lawful means the Prospectuses of Hines Global REIT II and HMS Income Fund; (v) have reasonable grounds to believe that the investor is purchasing such shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of such shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the applicable Prospectus and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

The undersigned financial advisor further represents and certifies that, in connection with this subscription for shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm's existing Anti-Money Laundering Program and Customer Identification Program.

X ______________________ ____________ X ______________________ ____________

Financial Advisor Signature (Required) — *Date* — *Branch Manager Signature (If required by Broker-Dealer)* — *Date*

6 SELECT HOW YOU WANT TO RECEIVE YOUR DISTRIBUTIONS *(Select only one)*

Complete this section to either enroll in the Distribution Reinvestment Plan or to elect to receive cash distributions for Hines Global REIT II and/or HMS Income Fund. **For custodial held accounts, if you elect cash distributions, the funds must be sent to the custodian**

A. HINES GLOBAL REIT II, INC.

- ☐ **Distribution Reinvestment Plan** *(See Hines Global REIT II Prospectus for details)*
- ☐ **Cash/Check Mailed to the address set forth above** *(Non-Custodial Investors only)*
- ☐ **Cash/Check Mailed to Third Party/Custodian** *(Complete Third Party/Custodian information in Section 6C below)*
- ☐ **Cash/Direct Deposit** *(Non-Custodial Investors only)* **REQUIRED—ATTACH A PRE-PRINTED VOIDED CHECK**

Financial Institution Name	ABA Routing Number	Bank Account Number

I authorize Hines Global REIT II or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Hines Global REIT II in writing to cancel it. In the event that Hines Global REIT II deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

B. HMS INCOME FUND, INC.

- ☐ **Distribution Reinvestment Plan** *(See HMS Income Fund Prospectus for details)*
- ☐ **Cash/Check Mailed to the address set forth above** *(Non-Custodial Investors only)*
- ☐ **Cash/Check Mailed to Third Party/Custodian** *(Complete Third Party/Custodian information in Section 6C below)*
- ☐ **Cash/Direct Deposit** *(Non-Custodial Investors only)* **REQUIRED—ATTACH A PRE-PRINTED VOIDED CHECK**

Financial Institution Name	ABA Routing Number	Bank Account Number

I authorize HMS Income Fund, or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify HMS Income Fund, in writing to cancel it. In the event that HMS Income Fund deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

C. Information to Mail Cash/Check to Third Party/Custodian ☐ Hines Global REIT II ☐ HMS Income Fund

Financial Institution Name	Mailing Address	City	State
Your Bank's ABA Routing Number		Your Bank Account Number	

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7 SUBSCRIBER SIGNATURES

Hines Global REIT II and HMS Income Fund, as applicable, are required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish your stockholder record with their transfer agent. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. The Hines Funds may also ask to see other identifying documents. If you do not provide the information, Hines Global REIT II and/or HMS Income Fund may not be able to accept your subscription. By signing this Multi-Offering Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If the Hines Funds are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if the Hines Funds believe they have identified potentially criminal activity, the Hines Funds reserve the right to take action as they deem appropriate which may include closing your account. Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Hines Global REIT II and/or HMS Income Fund, as applicable, to accept this subscription, I hereby represent and warrant as follows:

PLEASE NOTE: ALL ITEMS MUST BE READ AND APPLICABLE ITEMS INITIALED

A. FOR INVESTORS IN ALL FUNDS *(Must be completed by both Hines Global REIT II and HMS Income Fund Investors)*

(a) A copy of the Prospectus of Hines Global REIT II and a copy of the Prospectus of HMS Income Fund were delivered to me at least five business days before the date of this agreement. *(required)*

Initials *Initials*

(b) I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid. *(required)*

Initials *Initials*

(c) I am purchasing the Shares for the account referenced in this Subscription Agreement. *(required)*

Initials *Initials*

B. FOR INVESTORS IN HINES GLOBAL REIT II

(a) I/We have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000. *(required)*

Initials *Initials*

(b) In addition to the general suitability requirements described above in 7(B)(a), I/we meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under "SUITABILITY STANDARDS." *(required)*

Initials *Initials*

(c) If I am a **Kansas** resident, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their total investment in this offering and in the securities of similar programs to not more than 10% of such investor's liquid net worth. For this purpose, "liquid net worth" is that portion of net worth (total assets minus total liabilities) which consists of cash, cash equivalents and readily marketable securities as determined in conformity with Generally Accepted Accounting Principles.

Initials *Initials*

(d) If I am an **Ohio** resident, I understand that it shall be unsuitable of my aggregate investment in shares of Hines Global REIT II, affiliates of Hines Global REIT II, and in other non-traded real estate investment programs to exceed ten percent (10%) of my liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Initials *Initials*

C. FOR INVESTORS IN HMS INCOME FUND

(a) I/We have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "SUITABILITY STANDARDS." *(required)*

Initials *Initials*

(b) If I am a **Kansas** resident, I acknowledge that it is recommended by the Office of the Kansas Securities Commissioner that my aggregate investment in HMS Income Fund, Inc. Shares and similar investments should not exceed 10% of my "liquid net worth" which is that portion of the net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Initials *Initials*

I declare that the information supplied above is true and correct and may be relied upon by the Hines Funds. I acknowledge that the broker-dealer/financial advisor ("Broker-Dealer/Financial Advisor of record") indicated in Section 5 of this Multi-Offering Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker-Dealer/Financial Advisor of record at any time by contacting Hines Investor Relations at the number indicated below.

TAXPAYER IDENTIFICATION/SOCIAL SECURITY NUMBER CONFIRMATION (required): The investor signing below, under penalties of perjury, certifies: (i) that the number shown on this Multi-Offering Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); (ii) that I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; (iii) I am a U.S. person (including a resident alien); and (iv) the FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

NOTE: You must cross out (ii) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X *Signature of Investor* *Date*

X *Signature of Co-Investor or Custodian (if applicable)* *Date*

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

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8 MISCELLANEOUS

Each of Hines Global REIT II and HMS Income Fund requests that each investor that elects to have his or her distributions reinvested in its Distribution Reinvestment Plan notify it and the Broker-Dealer Financial Advisor of record in writing at any time there is a material change in his or her financial condition, including failure to meet the minimum income and net worth standards as imposed by the state in which he or she resides.

NO SALE OF SHARES MAY BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER YOU RECEIVE THE FINAL PROSPECTUSES OF BOTH HINES GLOBAL REIT II AND HMS INCOME FUND. You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectuses in their entirety for a complete explanation of an investment in the shares of Hines Global REIT II and HMS Income Fund.

Before You Mail

Have You Completed all required information?
The Social Security Number, Date of Birth and Residential Street Address must be provided for ALL signers.
A Dividend Option must be selected.

Are you using a Third Party Custodian?
Paperwork must be submitted through the Custodian. Contact your Custodian for mailing instructions and any additional paperwork that might be required.

Are you opening a Trust or Entity type account?
Enclose additional required documentation as indicated in Section 2.

Are you requesting ACH Direct Deposit?
A pre-printed voided check is required.

For assistance completing this form, contact Hines Investor Relations at 888.220.6121

Mail to: Hines Investor Relations ■ P.O. Box 219010 ■ Kansas City, MO 64121-9010

Overnight Mail: Hines Investor Relations ■ 430 W. 7th St. ■ Kansas City, MO 64105

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CERTAIN STATES HAVE IMPOSED SPECIAL FINANCIAL SUITABILITY STANDARDS FOR SUBSCRIBERS WHO PURCHASE SHARES OF HINES GLOBAL REIT II OR HMS INCOME FUND.

Several states have established suitability requirements that are more stringent than the general standards for all investors described below. Shares will be sold to investors in these states only if they meet the special suitability standards set forth below. In each case, these special suitability standards exclude from the calculation of net worth the value of the investor's home, home furnishings and automobiles.

GENERAL STANDARDS FOR ALL INVESTORS

Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of $70,000 and a minimum net worth of $70,000.

STATE-SPECIFIC STANDARDS FOR INVESTORS IN HINES GLOBAL REIT II

Maine — In addition to the general suitability standards, the Maine Office of Securities recommends that an investor's aggregate investment in the Hines Global REIT II offering and other similar offerings not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Massachusetts — In addition to the general suitability standards, an investor's investment in Hines Global REIT II and in other illiquid direct participation programs may not exceed 10% of such investor's liquid net worth.

Missouri and Oregon — In addition to the general suitability standards, an investor must have a liquid net worth of at least 10 times such investor's investment in Hines Global REIT II's shares.

North Dakota and Pennsylvania — In addition to the general suitability standards, an investor must have a net worth of at least 10 times such investor's investment in Hines Global REIT II's shares.

STATE-SPECIFIC STANDARDS FOR INVESTORS IN HMS INCOME FUND

Arizona — The term of this offering shall be effective for a period of one year with the ability to renew for additional periods of one year.

California — In addition to the suitability standards above, an investor will limit his or her investment in HMS Income Fund, Inc. common stock to a maximum of 10% of his or her net worth. An investment by a California investor that is an accredited investor within the meaning of the Federal securities laws (17 C.F.R. §230.501) is not subject to the foregoing limitations.

Idaho — Investors who reside in the state of Idaho must have either (i) a liquid net worth of $85,000 and annual gross income of $85,000 or (ii) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment shall not exceed 10% of his or her liquid net worth. The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.

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STATE-SPECIFIC STANDARDS FOR INVESTORS IN HMS INCOME FUND *(continued)*

Iowa — Investors who reside in the state of Iowa must have either (i) a liquid net worth of $100,000 and annual gross income of $100,000 or (ii) a liquid net worth of $350,000. Additionally, an Iowa investor's total investment in HMS Income Fund, Inc. shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles. An investment by an Iowa investor that is an accredited investor within the meaning of the Federal securities laws (17 C.F.R. §230.501) is not subject to the foregoing limitations.

Kansas — The Office of the Kansas Securities Commissioner recommends that you should limit your aggregate investment in HMS Income Fund, Inc. shares and other similar investments to not more than 10% of your liquid net worth. Liquid net worth is that portion of your total net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Kentucky —The Issuer is a business development company. As such, a Kentucky investor must have either (a) a minimum annual gross income of $70,000 and a minimum net worth of at least $70,000 or (b) a minimum liquid net worth of at least $250,000. In addition, no Kentucky investor shall invest, in aggregate, more than 10% of his or her liquid net worth in the Issuer or Issuer's affiliate's non-publicly traded business development companies. For this purpose, "liquid net worth" is defined as that portion of a person's net worth (total assets, exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Massachusetts — Investors who reside in the state of Massachusetts must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000; or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Massachusetts investor's total investment in HMS Income Fund, Inc. and in other illiquid direct participation programs shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles.

Nebraska — Nebraska investors who do not meet the definition of "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended, must have (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000; and (ii) must limit their aggregate investment in this offering and in the securities of other non-publicly traded business development companies (BDCs) to 10% of such investor's net worth. (Net worth in each case should be determined exclusive of home, home furnishings, and automobiles.)

New Mexico — In addition to the general suitability standards listed above, a New Mexico investor may not invest, and HMS Income Fund may not accept from an investor more than ten percent (10%) of that investors' liquid net worth in shares of HMS Income Fund, its affiliates, and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities.

North Carolina — Investors who reside in the state of North Carolina must have either (i) a minimum liquid net worth of $85,000 and minimum annual gross income of $85,000 or (ii) a minimum liquid net worth of $300,000. An investment by a North Carolina investor that is an accredited investor within the meaning of the Federal securities laws (17 C.F.R. §230.501) is not subject to the foregoing limitations.

North Dakota — HMS Income Fund, Inc. shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth and that they meet one of the established suitability standards.

Oklahoma — Investors who reside in the state of Oklahoma who are not "accredited investors" within the meaning of the federal securities laws must have either (i) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (ii) a liquid net worth of at least $250,000. Additionally, an Oklahoma investor's total investment shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles.

Oregon — In addition to the suitability standards above, the state of Oregon requires that each Oregon investor will limit his or her investment in HMS Income Fund, Inc. common stock to a maximum of 10% of his or her net worth (not including home, home furnishings or automobiles).

Tennessee — We must sell a minimum of $15,000,000 worth of shares before accepting subscriptions from residents of Tennessee. In addition, investors who reside in the state of Tennessee must have either (i) a minimum annual gross income of $100,000 and a minimum net worth of $100,000 or (ii) a minimum net worth of $500,000 exclusive of home, home furnishings and automobiles. Additionally, Tennessee residents' investment must not exceed 10% of their liquid net worth. An investment by a Tennessee investor that is an accredited investor within the meaning of the Federal securities laws (17 C.F.R. §230.501) is not subject to the foregoing limitations.

Texas — Investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000 or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor's total investment in HMS Income Fund, Inc. shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles.

Vermont — Investors who reside in the state of Vermont must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000 or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Vermont investor's total investment in HMS Income Fund, Inc. shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles. An investment by a Vermont investor that is an accredited investor within the meaning of the Federal securities laws (17 C.F.R. §230.501) is not subject to the foregoing limitations.

EACH OF HMS INCOME FUND AND HINES GLOBAL REIT II INTENDS TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. EACH OF HMS INCOME FUND AND HINES GLOBAL REIT II HAS THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE APPLICABLE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS.

By executing this Multi-Offering Subscription Agreement, the subscriber is not waiving any rights under federal or state law.

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